Exhibit 10.7

SHAREHOLDER NON-REDEMPTION AGREEMENT

THIS SHAREHOLDER NON-REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of July 5, 2022, between (i) HPX Corp., an exempted company incorporated with limited liability in the Cayman Islands (“HPX”), (ii) Ambipar Emergency Response, an exempted company incorporated with limited liability in the Cayman Islands (“New PubCo”), and (iii) Trend HPX SPAC FIA IE (the “Existing Shareholder”), represented by its investment manager XP Allocation Asset Management Ltda. Each of HPX, New PubCo and the Existing Shareholder will individually be referred to herein as a “Party” and, collectively, as the “Parties”. For purposes of this agreement, an “HPX Share” means a Class A ordinary share of HPX, par value $0.0001 per share. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, this Agreement is being entered into in connection with the Business Combination Agreement entered into as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), among New PubCo, HPX, Emergência Participações S.A., a sociedade anônima organized under the laws of Brazil (the “Company”) and other parties named therein, on the terms and subject to the conditions set forth therein;

WHEREAS, the Existing Shareholder is the record and beneficial owner of the number of HPX Shares set forth on the signature page hereto (together with any other shares, capital stock or any other equity interests, as applicable, of HPX that the Existing Shareholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject HPX Equity Securities”);

WHEREAS, in consideration of the Existing Shareholder’s commitment to, among other things, not redeem the Subject HPX Equity Securities in connection with any Extension to occur on or prior to July 15, 2022, and subject to the conditions set forth herein, New PubCo agrees to issue to the Existing Shareholder, on or promptly after the Closing Date, (i) up to three hundred twenty five thousand (325,000) warrants (the “Warrants”) to purchase Class A ordinary shares of New PubCo, par value $0.0001 per share, and (ii) up to fifty seven thousand two hundred (57,200) Class A ordinary shares of New PubCo (“New PubCo Class A Ordinary Shares”), in each case subject to the terms and conditions set forth herein;

WHEREAS, also solely in consideration of the Existing Shareholder’s commitment, among other things, not to redeem the Subject HPX Equity Securities in connection with any Extension to occur on or prior to July 15, 2022, and subject to the terms and conditions set forth therein, HPX Capital Partners LLC, a Delaware limited liability company (the “Sponsor”), is providing the Existing Shareholder with certain downside protection rights, pursuant to that certain Downside Protection Agreement (as defined in the Business Combination Agreement) being entered into substantially concurrently with the execution of this Agreement; and

WHEREAS, the Existing Shareholder acknowledges and agrees that HPX and the other parties to the Business Combination Agreement would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Existing Shareholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.                   Agreements of Existing Shareholder.

(a)                Agreement to Vote. The Existing Shareholder hereby unconditionally and irrevocably agrees to be present at any meeting of the shareholders of HPX relating to any Extension to occur on or prior to July 15, 2022, and to vote all of the Subject Equity Securities (in person or by proxy), or consent to any action by written consent or resolution with respect to and in favor of any Extension to occur on or prior to July 15, 2022, or any Additional Extension.

(b)                No Redemption. The Existing Shareholder hereby agrees that it shall not redeem, tender or submit a request to HPX’s transfer agent or otherwise exercise any right to redeem, any Subject HPX Equity Securities in connection with any Extension to occur on or prior to July 15, 2022. For the avoidance of doubt, the Existing Shareholder shall continue to have the right to redeem, tender or submit a request to HPX’s transfer agent or otherwise exercise any right to redeem, any HPX Shares after July 15, 2022, including at any meeting of the shareholders of HPX with respect to the transactions contemplated by the Business Combination Agreement or upon reaching the deadline by which HPX must complete its SPAC Business Combination.

(c)                Transfer of Shares. Commencing on the date hereof and until a meeting of the SPAC Shareholders (whether annual or special and whether or not an adjourned or postponed meeting, however called) to approve any Extension to occur on or prior to July 15, 2022, the Existing Shareholder hereby agrees that it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of the Subject HPX Equity Securities or otherwise agree to do any of the foregoing, (ii) deposit any of the Subject HPX Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of the Subject HPX Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of the Subject HPX Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of the Subject HPX Equity Securities even if such Subject HPX Equity Securities would be disposed of by a Person other than the Existing Shareholder, or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations.

2.                   Agreements of New PubCo.

(a)                The obligations of New PubCo pursuant to Section 2 of this Agreement shall be subject to the satisfaction, or valid waiver by New PubCo, of the following conditions:

(i)                 the Existing Shareholder shall have fully complied with, performed and satisfied its obligations set out in Section 1 hereof, and shall have performed, satisfied and complied in all material respects with all other covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date;

(ii)               the Existing Shareholder shall have been present at any meeting of the shareholders of HPX, and shall have voted some or all HPX Shares (such HPX Shares, the "Consenting Shares") then held by the Existing Shareholder (in person or by proxy), or shall have consented with respect to the Consenting Shares to any action by written consent or resolution with respect to the transactions contemplated by the Business Combination Agreement (i) in favor of the SPAC Shareholder Matters, and (ii) in opposition to: (A) any SPAC Business Combination and any and all other proposals (1) that could reasonably be expected to delay or impair the ability of HPX to consummate the transactions contemplated by the Business Combination Agreement or any Transaction Agreement or (2) which are in competition with or materially inconsistent with the Business Combination Agreement, any Transaction and the transactions contemplated thereby, or (B) any other action, proposal, transaction or agreement involving HPX that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Business Combination Agreement or any Transaction Agreement or would reasonably be expected to result in (x) any breach of any representation, warranty, covenant, obligation or agreement of HPX in the Business Combination Agreement or any Transaction Agreement or (y) any of the conditions to HPX’s obligations under the Business Combination Agreement or any Transaction Agreement not being fulfilled;

(iii)                the Existing Shareholder shall not have redeemed, tendered or submitted a request to HPX’s transfer agent or otherwise exercised any right to redeem, any Consenting Shares at such meeting in connection with the transactions contemplated by the Business Combination Agreement or any Transaction Document;

(iv)               the Closing shall have occurred; and

(v)                all representations and warranties of the Existing Shareholder contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date.

(b)                In consideration of the Existing Shareholder’s performance of its obligations described herein and upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 2(a) of this Agreement, effective as of and conditioned on the consummation of the Transactions, New PubCo shall issue, on or promptly following the Closing Date, (i) one fourth (1/4) of a Warrant (such aggregate number of Warrants, if any, the “XP Additional Warrants”) and (ii) 0.044 New PubCo Class A Ordinary Shares (such aggregate number of New PubCo Class A Ordinary Shares, if any, the “XP Additional Shares”) to the Existing Shareholder, in each case per Consenting Share (x) held by the Existing Shareholder at the Special Meeting, (y) voted by the Existing Shareholder in accordance with Section 2(a)(ii) and (z) not redeemed by the Existing Shareholder in accordance with Section 2(a)(iii); provided that the number of XP Additional Warrants, if any, and XP Additional Shares, if any, issuable to the Existing Shareholder on or promptly following the Closing Date pursuant to this Section 2(b) shall, under no circumstances, exceed an aggregate amount of three hundred twenty five thousand (325,000) Warrants and fifty seven thousand two hundred (57,200) New PubCo Class A Ordinary Shares.

3.                   HPX Representations and Warranties. HPX hereby represents and warrants to the Existing Shareholder and New PubCo as follows:

(a)                HPX is an exempted company with limited liability, duly incorporated, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of the Cayman Islands.

(b)                HPX has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or similar) action on the part of HPX. HPX’s signature on this Agreement is genuine, and the signatory has been duly authorized and has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by HPX and constitutes a valid, legal and binding agreement of HPX (assuming that this Agreement is duly authorized, executed and delivered by the Existing Shareholder and New PubCo), enforceable against HPX in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)                The execution, delivery and performance by HPX of this Agreement will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which HPX is a party or by which HPX is bound, and will not violate any provisions of HPX’s charter documents, including, without limitation, its incorporation papers.

4.                   New PubCo Representations and Warranties. New PubCo hereby represents and warrants to HPX and the Existing Shareholder as follows:

(a)                New PubCo is an exempted company with limited liability, duly incorporated, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of the Cayman Islands.

(b)                New PubCo has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary company (or similar) action on the part of New PubCo. New PubCo’s signature on this Agreement is genuine, and the signatory has been duly authorized and has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by New PubCo and constitutes a valid, legal and binding agreement of New PubCo (assuming that this Agreement is duly authorized, executed and delivered by the Existing Shareholder and HPX), enforceable against New PubCo in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)                Other than the consents, waivers, approvals, orders, authorizations, registrations, qualifications, designations, declarations and filings pursuant to, in compliance with or required to be made under the Exchange Act or as otherwise set forth in Schedule 4.6(b) of the Company Disclosure Letter, the execution and delivery of this Agreement by New PubCo does not, and the performance by New PubCo of its obligations hereunder, including the issuance of the XP Additional Warrants, if any, and the XP Additional Shares, if any, will not, (i) conflict with or result in a violation of the organizational documents of New PubCo or (ii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by New PubCo of its obligations under this Agreement.

5.                   Existing Shareholder Representations and Warranties. The Existing Shareholder hereby represents and warrants to HPX and New PubCo as follows:

(a)                If the Existing Shareholder is not an individual, the Existing Shareholder is a corporation, company, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Legal Requirements of its jurisdiction of formation or organization (as applicable).

(b)                The Existing Shareholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Existing Shareholder. The Existing Shareholder’s signature on this Agreement is genuine, and the signatory has been duly authorized and has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by the Existing Shareholder and constitutes a valid, legal and binding agreement of the Existing Shareholder (assuming that this Agreement is duly authorized, executed and delivered by HPX and New PubCo), enforceable against the Existing Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)                The execution, delivery and performance by the Existing Shareholder of this Agreement will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Existing Shareholder is a party or by which the Existing Shareholder is bound, and, if the Existing Shareholder is a legal entity, will not violate any provisions of the Existing Shareholder’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable.

(d)                The Existing Shareholder has made its own assessment of the Transactions and the transactions contemplated by this Agreement and is satisfied concerning the relevant tax and other economic considerations relevant to the Transactions and the transactions contemplated by this Agreement. The Existing Shareholder is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, HPX, New PubCo or any of their respective affiliates or any of their respective control persons, officers, directors and employees), other than the statements of HPX and New PubCo contained in this Agreement, in connection with the Transactions and the transactions contemplated by this Agreement.

(e)                The Existing Shareholder acknowledges that it is aware that there are substantial risks incident to the Transactions and the transactions contemplated by this Agreement. The Existing Shareholder has sought such accounting, legal and tax advice as the Existing Shareholder has considered necessary to make an informed decision. The Existing Shareholder (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the transactions contemplated by this Agreement.

(f)                 The Existing Shareholder is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the United States Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. If the Existing Shareholder is a financial institution subject to the United States Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Existing Shareholder maintains written policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Existing Shareholder maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List.

6.                   Further Assurances. The Existing Shareholder agrees to execute and deliver such additional documents and take such additional actions as are reasonably practical and necessary in furtherance of the provisions of Section 1 hereof.

7.                   Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Closing and the delivery of the XP Additional Warrants, if any, and the XP Additional Shares, if any, to the Existing Shareholder, if any; and (b) the termination of the Business Combination Agreement in accordance with its terms and (c) upon the mutual written agreement of each of the parties hereto to terminate this Agreement. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 7(b) shall not affect any liability on the part of any Party for an intentional breach of this Agreement or Intentional Fraud. If the Transaction is not consummated, HPX shall notify the Existing Shareholder of the termination of the Business Combination Agreement promptly after the termination of such agreement.

8.                   Trust Account Waiver. The Existing Shareholder acknowledges that HPX is a blank check company with the powers and privileges necessary or convenient to the conduct, promotion or attainment of the business or purposes of HPX, including, but not limited to effecting a merger, asset acquisition, reorganization or similar business combination involving HPX and one or more businesses or assets. The Existing Shareholder further acknowledges that, as described in HPX’s prospectus relating to its initial public offering dated July 15, 2020 (the “IPO Prospectus”) available at www.sec.gov, substantially all of HPX’s assets consist of the cash proceeds of HPX’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of HPX, its public shareholders and the underwriters of HPX’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to HPX to pay its tax obligations, if any, and for working capital, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. The Existing Shareholder hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement, provided, however, that nothing in this Section 8 shall be deemed to limit the Existing Shareholder’s right, title, interest or claim to the Trust Account by virtue of the Existing Shareholder’s record or beneficial ownership of HPX Shares.

9.                   Form W-9 or W-8. The Existing Shareholder shall, on or prior to the Closing, execute and deliver to New PubCo a completed IRS Form W-9 or Form W-8, as applicable.

10.                Withholding. Notwithstanding any other provision of this Agreement, New PubCo and HPX and any of their respective agents and representatives, as applicable, shall be entitled to deduct and withhold from the XP Additional Warrants, if any, the XP Additional Shares, if any, and any other amount payable pursuant to this Agreement any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

11.                Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Except as otherwise provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture. Notwithstanding anything to the contrary contained herein, the Company and the Sponsor, are intended third-party beneficiaries of and may enforce this Section 11 and Sections 1 and 12 of the Agreement.

12.                Incorporation by Reference. Sections 10.1 (No Survival), 11.2 (Interpretation), 11.3 (Counterparts; Electronic Delivery), 11.4(a) (Entire Agreement), 11.5 (Severability), 11.6 (Other Remedies; Specific Performance), 11.7 (Governing Law), 11.8 (Consent to Jurisdiction; Waiver of Jury Trial), 11.9 (Rules of Construction), 11.11 (Assignment), 11.12 (Amendment), 11.13 (Extension; Waiver) and 11.14 (No Recourse) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

13.                Public Disclosure. Notwithstanding anything in this Agreement to the contrary, Existing Shareholder agrees that HPX shall have the right to publicly disclose the name of Existing Shareholder, its investment adviser or any of their respective affiliates, Existing Shareholder’s beneficial ownership of the Subject HPX Equity Securities, or the nature of Existing Shareholder’s commitments, arrangements and understandings exclusively under and relating to this Agreement, any Form 8-K filed by HPX with the SEC in connection with the execution and delivery of this Agreement and any registration statement filed or amended on or after the date of this Agreement. Existing Shareholder shall promptly provide any information reasonably requested by HPX for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Prior to making any such public disclosure, HPX shall use commercially reasonable efforts to (a) provide Existing Shareholder with three (3) Business Days to review the portion of any public filing that refers directly to Existing Shareholder’s commitment pursuant to this Agreement and (b) incorporate any reasonable comments received from Existing Shareholder or its representatives within such three (3) Business Day period as to such public disclosures referring directly to Existing Shareholder’s commitment pursuant to this Agreement (it being understood, however, that with respect to the initial public disclosure as to the existence of this Agreement, such three (3) Business Day period may be reduced by HPX to a one (1) Business Day period).

[signature page follows]

IN WITNESS WHEREOF, the Existing Shareholder has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth on the first page of this Agreement.

Name of the Existing Shareholder: Trend HPX SPAC FIA IE

By:
Name: Danilo Gabriel / Gabriel Xavier Drummond
Title: Director of XP Allocation Asset Management Ltda. / Attorney-in-fact of XP Allocation Asset Management Ltda.

Number of HPX Shares held by the Existing Shareholder: 1,297,400

[Signature Page to Shareholder Non-Redemption Agreement]

IN WITNESS WHEREOF, HPX and New PubCo have caused this Agreement to be duly executed as of the day and year first above written.

HPX CORP.

By:
Name:
Title:

AMBIPAR EMERGENCY RESPONSE

By:
Name:
Title:

[Signature Page to Shareholder Non-Redemption Agreement]